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                                                                     EXHIBIT 16


                            ECLIPSE FINANCIAL ASSET TRUST


Principal Only Performance Calculation

T   =    Total return
P   =    A hypothetical initial investment at:
         $2.00 per share for the Ultra Short Term Income Fund $15.00 per share for the Balanced Fund
         $10.00 per share for the Growth and Income Fund $10.02 per share for the Equity Fund
BV  =    Value of a hypothetical share at beginning of period
ERV =    Ending redeemable value of a hypothetical share
N   =    Number of years


ULTRA SHORT TERM INCOME FUND

         Year Ended December 31, 1996

T   =    (ERV - BV)/BV

T   =    ($10.03 - $10.20)/$10.20 = -1.67%

         Inception to December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    2.013 ($10.03/$10.00) -1 = 0.15%

BALANCED FUND

         Year Ended December 31, 1996

T   =    (ERV - BV)/BV

T   =    ($21.00 - $20.59)/$20.59 = 1.99%


         Five Years Ended December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    5.00 ($21.00/$17.02) -1 = 4.29%


         Inception to December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    7.67 ($21.00/$15.00) -1 = 4.48%



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GROWTH AND INCOME FUND

         Year Ended December 31, 1996

T   =    (ERV - BV)/BV

T   =    ($13.49 - $12.31)/$12.31 = 9.59%


         Inception to December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    2.013 ($13.49/$10.00) -1 = 16.05%

EQUITY FUND

         Year Ended December 31, 1996

T   =    (ERV - BV)/BV

T   =    ($13.47 - $13.56)/$13.56 = -0.66%

         Five Years Ended December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    5.00 ($13.47/$11.73) -1 = 2.80%

         Inception to December 31, 1996

                 1/n
T   =    (ERV/BV)

T   =    9.92 ($13.47/$10.02) -1 = 3.03%

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